Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Mark C. Trudeau, Bryan M. Reasons and Kathleen A. Schaefer, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Mallinckrodt plc (“Mallinckrodt”) for Mallinckrodt’s fiscal year ended December 25, 2020, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark C. Trudeau	President, Chief Executive Officer and Director	March 10, 2021
Mark C. Trudeau	(principal executive officer)

/s/ Bryan M. Reasons	Executive Vice President and Chief Financial Officer	March 10, 2021
Bryan M. Reasons	(principal financial officer)

/s/ Kathleen A. Schaefer	Senior Vice President, Finance and Corporate Controller	March 10, 2021
Kathleen A. Schaefer	(principal accounting officer)

/s/ Angus C. Russell	Chairman of the Board of Directors	March 10, 2021
Angus C. Russell

/s/ David R. Carlucci	Director	March 10, 2021
David R. Carlucci

/s/ J. Martin Carroll	Director	March 10, 2021
J. Martin Carroll

/s/ Paul R. Carter	Director	March 10, 2021
Paul R. Carter

/s/ David Y. Norton	Director	March 10, 2021
David Y. Norton

/s/ Carlos V. Paya	Director	March 10, 2021
Carlos V. Paya

/s/ JoAnn A. Reed	Director	March 10, 2021
JoAnn A. Reed

/s/ Anne C. Whitaker	Director	March 10, 2021
Anne C. Whitaker

/s/ Kneeland C. Youngblood, M.D.	Director	March 10, 2021
Kneeland C. Youngblood, M.D.